Exhibit 10.306

THE PRIVATEBANK AND TRUST COMPANY

120 South LaSalle Street

Chicago, Illinois 60603

December 16, 2015

CONFIDENTIAL

CB Owner, LLC

c/o Catalyst Development Partners

880 Glenwood Avenue, Suite H

Atlanta, Georgia 30316

Attn: Mr. Rob Meyer

Re:	Fee Letter

Ladies and Gentlemen:

Reference is made to that certain Construction Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and between CB OWNER, LLC, a Delaware limited liability company (“Borrower”), and The PrivateBank and Trust Company (“Lender”). Terms defined in the Loan Agreement have the same meanings when used herein. This Fee Letter sets forth our agreement relating to the loan fee to be paid to Lender for making the Loan.

In addition to any other fees, expenses or other amounts payable by Borrower under the terms of the Loan Agreement including, without limitation, the annual loan administration fee in the amount of $3,000.00, you agree to pay to Lender a loan fee in the amount of $261,190.55, which is equal to 0.685% of the Loan Amount. This fee shall be payable on the date hereof, shall be deemed fully earned when required to be paid, and shall be nonrefundable when paid.

This Fee Letter may be executed in counterparts. Delivery of an executed counterpart of this Fee Letter by facsimile or other electronic transmission shall constitute valid delivery. This Fee Letter shall be governed by the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles.

You agree not to disclose any or all of the terms of this Fee Letter to any person other than your employees, attorneys or accountants, in each case, to whom it is necessary to disclose the information (and who, in each case, shall be made aware of this agreement not to disclose) or as may be required by law or any court or regulatory agency having jurisdiction over you.

Please indicate your agreement and acceptance to the foregoing by signing below and returning this Fee Letter to us.

Sincerely,

THE PRIVATE BANK AND TRUST COMPANY

By:	/s/ Brad Barton
Brad Barton
Managing Director

AGREED AND ACCEPTED:

CB OWNER, LLC, a Delaware limited liability company

By:	/s/ Robert Myer
Name:	Robert Myer
Title:	President
(SEAL)

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